Exhibit 4.3

LOAN AND WARRANT PURCHASE AGREEMENT

This LOAN AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 15, 2004 by and between Authoriszor, Inc., a Delaware corporation (the “Company”), and Commercial Technology Limited (“CTL”) a private limited company (No. 1924782) organized under the laws of England and Wales.

RECITALS

WHEREAS, the Company desires to borrow up to US$70,000 from CTL (the “Loan”) by making one or more promissory notes to CTL in increments of US$10,000 (each a “Note” and collectively the “Notes”) in the form set forth on Exhibit A hereto and issue the Warrant in substantially the form attached to this Agreement as Exhibit B (the “Warrant”);

WHEREAS, the parties confirm their intent and understanding that the Warrant shall be exercisable for shares of the Company’s Common Stock (“Common Stock”) on the terms and subject to the conditions set forth in this Agreement and in the Warrant; and

WHEREAS, the Notes, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant are individually and collectively referred to herein as the “Securities.”

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Loan Structure

1.1                               The Notes, the Warrant and the Initial Draw Down

1.1.1                        Subject to the terms and conditions of this Agreement, CTL agrees to loan the Company up to US$70,000 (the “Full Loan Amount”) at the Closing (as defined below.  CTL irrevocably undertakes in consideration for the Warrant to make funds immediately available to the Company no later than the end of the Notice Period (as defined) and upon receipt of a Note for and in the amount of the Draw Down (as defined) being made.

1.1.2                        The Company will be able to draw down the Loan in US$10,000 increments (each a “Draw Down”) by making one or more Notes to CTL. The first Draw Down will be for a total of US$20,000 and one or more Notes totaling this amount will be made by the Company at the Closing, and no Notice Period shall apply.  For all other Draw Downs the Company will provide notice of at least seventy-two (72) hours (the “Notice Period”) and deliver the Note or Notes to be effective at the time of CTL funding the applicable Draw Down.

1. 2.                         Closing; Subsequent Draw Downs

1.2.1                        The signing of this Agreement and the delivery of the first Note and the Warrant (the “Closing”) shall occur at the offices of the Company, c/o WRDC Logsys, First Floor, Ebor Court Westgate Leeds LS1 4ND at 10:00 a.m. local time on March 22, 2004, or at such other time and place as the Company and CTL mutually agree.

1.2.2                        At the Closing, the Company shall make the first Note to CTL and CTL shall provide the first Draw Down of US$10,000 (the “Initial Loan Amount”). The Company has the right, at any time prior to December 31, 2004 to do one or more Draw Downs, up to the Full Loan Amount.

2.                                      Representations and Warranties of the Company

The Company hereby represents and warrants to CTL that:

2.1                                 All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the obligations of the Company under this Agreement, the Notes and the Warrant has been taken at the time of the Closing.

2.2                                 This Agreement constitutes a valid and legally binding obligation on the part of the Company, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

2.3                                 The Company believes that the offer and sale of the Securities is exempt from the registration requirements of the 1933 Act (as defined) and permissible under Delaware corporate law.

3.                                      Representations, Warranties and Acknowledgments of CTL

CTL hereby represents and warrants to the Company, and acknowledges and agrees with the Company the following:

3.1                               Authorization

3.1.1                        CTL has full power and authority to enter into and perform its obligations under this Agreement, the Notes and the Warrant.

3.1.2                        This Agreement constitutes CTL’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

3.2                               Acquisition for Own Account

3.2.1                        The Securities to be acquired by CTL will be acquired for investment for CTL’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) and CTL has no present intention of selling, granting any interest in, or otherwise distributing any or all of the Securities.

3.2.2                        CTL does not presently have any contract, undertaking, agreement or arrangement with any other person to sell, transfer or grant any rights to or with respect to any of the Securities in whole or in part.

3.2.3                        CTL has not been formed for the specific purpose of acquiring the Securities.

3.3                               Disclosure of Information

3.3.1                        CTL has received or has had full access to all the information it considers necessary or appropriate to make a fully informed investment decision with respect to the Securities.

3.3.2.                     CTL has had an opportunity to ask questions and receive answers from the Company regarding (a) the terms and conditions of the Securities (b) any offer relating thereto, and to obtain additional necessary to verify any information furnished to CTL or to which CTL had access.

3.4                               Investment Experience

3.4.1                        CTL has experience as an investor in securities of a wide range of companies, including companies similar to the Company and acknowledges that it is able to fend for itself, and has such knowledge and experience in financial, business and tax matters such that it is capable of evaluating the merits and risks of the investment represented by the Securities and making a fully informed investment decision with respect thereto.

3.4.2                        CTL is able to protect its own interests in connection with an investment in the Securities and has a pre-existing personal or business relationship with the Company and its officers, directors and certain of its controlling persons of such a nature and duration that enables CTL to be aware of the character, business acumen and financial circumstances of the Company and of such persons.

3.5                               Regulation S Matters

CTL understands that the Securities are and will be issued based on reliance on an exemption under Regulation S of the 1933 Act, and any other applicable exemptions that may be available to it.  CTL represents and warrants that it is non-US person as defined in Rule 902 of the 1933 Act.

3.6                               Restricted Securities; No Public Market

3.6.1        CTL understands and acknowledges that the Securities are “restricted securities” under the 1933 Act and are being acquired from the Company in a transaction not involving a public offering, and that as a result the Securities may not be resold without registration under the 1933 Act or an exemption therefrom.

3.6.2                        CTL understands and acknowledges that the Securities have not been, and will not be, registered under the 1933 Act, by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of its investment intent and the accuracy of its representations and warranties contained herein.

3.6.3                        CTL is familiar with and understands the offer and resale limitations of Regulation S and Rule 144 of the 1933 Act, and under the 1933 Act as generally.

3.6.4                        CTL understands and acknowledges that no public market now exists for any of the Securities, and that a public market for any or all of the Securities may never exist, other than with regard to the Common Stock, possibly on the ‘pink sheets’. CTL understands and acknowledges that as a result, the Securities are illiquid and that CTL must bear the risk of holding the Securities for an indefinite period of time.

3.6.5                        CTL understands and acknowledges that its investment in the Company represented by the Securities involves a high degree of risk and is suitable only for persons of substantial means who have adequate means of providing for their financial needs and no immediate need for liquidity of the amount invested and who can bear the entire risk of losing all of the funds it has invested in the Company.

3.7                               Non-U.S. Persons

As CTL is not a United States person (as defined in Section 7701(a) (30) of the Internal Revenue Code of 1986, as amended), CTL hereby represents and warrants that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities and any and all matters contemplated under this Agreement, under the Notes and the Warrant, including, but not limited to:

(a) the legal requirements within its jurisdiction for the offer, purchase and sale of the Securities, including without limitation those under the Financial Services and Markets Act 2000, and any amendments under it or successor or related rules and regulations,

(b) any applicable foreign exchange restrictions,

(c) any governmental or other consents that may need to be obtained,  and

(d) the income tax and other tax consequences, if any that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities.

3.8                               Legends

It is understood that the certificates evidencing the Securities may bear the legend set forth below or one substantially similar to it:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN

REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NOR HAVE SUCH SECURITIES BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES LAWS OF ANY U.S. STATE OR UNDER THE SECURITIES (OR SIMILAR) LAWS ANY OTHER JURISDICTION.  AS A RESULT, THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, ASSIGNED, PLEGED, OR HYPOTHECATED, EXCEPT AS PERMITTED UNDER THE ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS AND ANY APPLICABLE SECURITIES (OR SIMILAR) LAWS OF ANY OTHER JURISDICTION THAT MAY BE APPLICABLE TO THE PARITES INVOLVED IN ANY TRANSACTION, PROCEDURE OR PROCEEDING TO EFFECT THE FOREGOING.  THE HOLDER OF THESE SECURITIES MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE A STATEMENT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER, RESALE, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS AND THE SECURITIES (OR SIMILAR) LAWS OF ANY OTHER APPLICABLE JURISDICTION.

The legend set forth above may be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of a statement or legal opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security, or that such security can be freely transferred without such a registration statement being in effect, and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued or undertook to issue any of the Securities

3.9                               Tax Consequences

3.9.1                        CTL has reviewed with its own tax advisors the federal, state and local (U.S. or non-U.S.) tax consequences of the investment in the Company represented by the Securities and the transactions contemplated directly and indirectly by this Agreement, the Notes and the Warrant.

3.9.2                        CTL is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that it (and not the Company or any of the advisors to the Company) is fully responsible for any tax liability that may arise as a result of the investment represented by the Securities and the transactions contemplated directly and indirectly by this Agreement, the Notes and the Warrant.

4.                                      Conditions To CTL’s Obligations At Closing

The obligations of CTL under Section 1 of this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

4.1                               Representations and Warranties True

The representations and warranties of the Company contained in Section 2 shall be true and correct on the date of the Closing.

4.2                               Performance and Compliance

The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.  The Company shall have obtained all approvals, consents and qualifications necessary to complete the issuance of the Warrant and the Notes.

4.3                               Delivery of the Note and Warrant

The Company shall deliver a Note for the Initial Loan Amount and the Warrant against CTL funding the Initial Loan Amount.

5.                                      Conditions To The Company’s Obligations At Closing

The obligations of the Company under Section 1 of this Agreement to CTL are subject to the fulfillment by CTL or waiver by the Company on or before the Closing with regard to each CTL (as applicable) of each of the following conditions:

5.1                               Representations and Warranties

The representations and warranties of CTL contained in Section 3 shall be true and correct on the date of the Closing.

5.2                               Funding of the Initial Loan Amount

CTL shall have delivered to the Company the Initial Loan Amount, against delivery of a Note for this amount and the Warrant.

5.3                               Securities Law Compliance

The offer and sale of the Securities to CTL pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, and the securities registration and/or qualification requirements of any and all other applicable (U.S. and non-U.S.) jurisdictions.

6.                                      Miscellaneous

6.1                               Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.2                               Governing Law

This Agreement shall be governed by and construed under the internal laws of the State of Delaware without reference of conflicts of laws or choice of laws, except with regard to matters of US federal securities laws, in which case US federal securities laws shall govern such matters.

6.3                               Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4                               Headings

The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, all exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

6.5                               Notices

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile; or (c) one business day for deliveries within the United States and two business days for deliveries outside of the United States, following deposit with Federal Express or any other internationally recognized overnight courier service, to the party to be notified at the location indicated for such party on the signature page of this Agreement, or at such other address as CTL or the Company may designate by giving at least five (5) business days advance written notice.  In the case of notice being given by or to the Company, a copy shall be simultaneously sent to Thompson Legal Advisory Services, attn: Tamara L. Thompson, 229 Brannan Street, Suite 18G, San Francisco, CA USA 94107 facsimile +1 415 896 5166.

6.6                               No Finder’s Fees

6.6.1                        Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated under this Agreement, the Warrant or any Note to be issued under this Agreement.

6.6.2                        CTL agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which CTL or any of its officers, directors, employees, or representatives is responsible in connection with this

Agreement, the Warrant or any Note to be issued under this Agreement.

6.7                               Fees and Expenses

Each party shall pay its own fees and expenses incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

6.8                               Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company and CTL.

6.9                               Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.10                        Entire Agreement

This Agreement, together with all exhibits hereto (including the Note and the Warrant), constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter covered herein and therein.

6.11                        Further Assurances

From and after the date of this Agreement, upon the request of CTL or the Company, each of the Company and CTL shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrant and all of the Notes issued hereunder.

6.12                        Termination

Upon re-payment of the Notes and exercise of the Warrant into Common Stock, this Agreement, and all rights and obligations under it, shall terminate.

IN WITNESS WHEREOF the undersigned have executed this Loan and Warrant Purchase Agreement as of the date first written above.

AUTHORISZOR, INC.

By:	/s/Garcia Hanson

Name:	Garcia Hanson

Title:	Chief Executive Officer

Address: First Floor, Ebor Court, Westgate, Leeds, LS1 4ND United Kingdom

Phone: +44(0) 113 245 4788

Fax: +44(0) 113 245 4798

COMMERCIAL TECHNOLOGY LIMITED

By:	/s/Ian McNeill

Name: Ian McNeill

Title: Director

Address: The Old Granary, Paradise Lane,
Hazelwood, Tadcaster, North Yorkshire
LS24 9NJ, United Kingdom

Phone: +44(0) 193 753 1555

Fax: +44(0) 870 458 0410

SIGNATURE PAGE TO THE LOAN AND WARRANT PURCHASE AGREEMENT

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT